Exhibit 99.2

CHENIERE ENERGY INC. NEWS RELEASE

CONTACT: DAVID CASTANEDA

VICE PRESIDENT – INVESTOR RELATIONS

DIRECT: 713-265-0202

CHRISTINA CAVARRETTA

MANAGER – INVESTOR RELATIONS

DIRECT: 713-265-0208

Cheniere Energy Closes $1.5 Billion Senior Secured Credit Facility

Awards Sabine Pass LNG Receiving Terminal Expansion Construction Contracts

Houston, Texas – July 21, 2006 – Cheniere Energy, Inc. (AMEX: LNG) announced today that its wholly-owned limited partnership, Sabine Pass LNG, L.P. (“Sabine Pass LNG”), has closed an Amended and Restated $1.5 billion Senior Secured Credit Facility that will mature on July 1, 2015 (“Credit Facility”). The Credit Facility amends and restates Sabine Pass LNG’s $822 million Senior Secured Credit Facility due February 2015, and will be available for draws to pay project costs incurred during construction of Sabine Pass LNG’s liquefied natural gas (“LNG”) receiving terminal.

Cheniere also announced that in connection with the 1.4 billion cubic feet per day (“Bcf/d”) expansion of its LNG receiving terminal, Sabine Pass LNG has awarded an engineering, procurement, construction and construction management contract to Bechtel Corporation, an engineering, procurement and construction (“EPC”) contract to Zachry Construction Corporation and Diamond LNG LLC—a subsidiary of Mitsubishi Heavy Industries Ltd., and an EPC contract to Remedial Construction Services, L.P. Cheniere expects to issue each contractor a Notice to Proceed by August 1, 2006.

Cheniere commenced construction on the Sabine Pass LNG receiving terminal in March 2005. Located in western Cameron Parish, Louisiana, initial start-up of the base 2.6 Bcf/d facility is targeted for early 2008. In June 2006, the Federal Energy Regulatory Commission authorized Cheniere to expand the terminal’s capacity by 1.4 Bcf/d to 4.0 Bcf/d, and on July 20, 2006, it issued authorization for Cheniere to commence construction of the expansion. The expansion is planned to be completed in 2009.

HSBC Securities (USA) Inc. and Société Générale Corporate & Investment Banking, served as Joint Lead Arrangers and Joint Bookrunners for the Credit Facility, which was syndicated to 31 financial institutions.

In connection with the closing of the Credit Facility, Sabine Pass LNG has entered into interest rate swap agreements with HSBC Bank (USA), NA and Société Générale, New York Branch. Under the terms of the swap agreements executed today and in February 2005, Sabine Pass LNG has hedged the LIBOR interest rate component of its drawings under the Credit Facility up to a maximum amount of $1.25 billion.

The material terms and conditions of the Credit Facility, the swap agreements and the EPC contracts will be described in a Current Report on Form 8-K to be filed with the Securities & Exchange Commission.

Cheniere Energy, Inc.

Cheniere is developing a platform of three, 100% owned LNG receiving terminal projects along the U.S. Gulf Coast. The three terminals will have an aggregate send-out capacity of 9.9 Bcf/d.

Cheniere plans to leverage its terminal platform by pursuing related LNG business opportunities both upstream and downstream of the terminals. Cheniere is also the founder and holds a 30% limited partner interest in a fourth LNG receiving terminal, is a partner in an LNG shipping venture, and engages in oil and gas exploration in the shallow waters of the U.S. Gulf of Mexico.

Cheniere is based in Houston, Texas, with offices in Johnson Bayou, Louisiana, and Paris, France. Additional information about Cheniere may be found on the company’s web site at www.cheniere.com.

This press release contains certain statements that may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included herein are “forward-looking statements.” Included among “forward-looking statements” are, among other things, (i) statements regarding Cheniere’s business strategy, plans and objectives and (ii) statements expressing beliefs and expectations regarding the development of Cheniere’s LNG receiving terminal business. Although Cheniere believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Cheniere’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in Cheniere’s periodic reports that are filed with and available from the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, Cheniere does not assume a duty to update these forward-looking statements.     ###